                                  Exhibit 99.1

Name and Address of Reporting Person:        Thomas H. Lee Advisors, LLC
                                             c/o Thomas H. Lee Partners, L.P.
                                             100 Federal Street, 35th Floor
                                             Boston, MA  02110

Issuer Name and Ticker or Trading Symbol:    Ceridian HCM Holding Inc. [CDAY]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):                   March 22, 2019

Footnotes to Form 4

(1) This report is filed by the following Reporting Persons: THL Holdco, LLC
("THL Holdco"), Thomas H. Lee Partners, L.P. ("THL Partners"), Thomas H. Lee
Advisors, LLC ("THL Advisors"), Thomas H. Lee Equity Fund VI, L.P. ("THL Equity
VI"); Thomas H. Lee Parallel Fund VI, L.P. ("Parallel Fund VI"); Thomas H. Lee
Parallel (DT) Fund VI, L.P. ("DT Fund VI"); THL Equity Fund VI Investors
(Ceridian), L.P. ("Ceridian I"); THL Equity Fund VI Investors (Ceridian) II,
L.P. ("Ceridian II"); THL Equity Fund VI Investors (Ceridian) III, LLC
("Ceridian III"); THL Equity Fund VI Investors (Ceridian) IV, LLC ("Ceridian
IV"); THL Equity Fund VI Investors (Ceridian) V, LLC ("Ceridian V"),  THL Equity
Fund VI Investors (Ceridian) VI, LP, ("Ceridian VI" and together with Ceridian
I, Ceridian II, Ceridian III, Ceridian IV and Ceridian V, the "Ceridian Funds");
THL Coinvestment Partners, L.P. ("THL Coinvestment"); THL Operating Partners,
L.P. ("THL Operating"); Great-West Investors, L.P. ("Great-West"); and Putnam
Investments Employees' Securities Company III LLC ("Putnam III") (collectively with their affiliates, the "THL Funds"); Thomas M. Hagerty; and Gnaneshwar B.
Rao. This Form 4 is in two parts and is jointly filed with the Reporting Persons in both parts. See Remarks.

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL Partners, which in turn is the general partner of THL
Coinvestment and THL Operating. THL Advisors is attorney in fact for Great-West
Investors LP and Putnam Investments LLC, which is the managing member of Putnam
III with respect to the shares of common stock they hold. THL Equity VI is the general partner of the Ceridian Funds.  Solely for purposes of Section 16 of the
Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person's pecuniary interest therein.

(4) Represents shares of Common Stock held directly and sold by the following entities: 3,737,610 shares sold by THL Equity VI; 2,530,910 shares sold by
Parallel Fund VI; 442,099 shares sold by DT Fund VI;  3,783,533 shares sold by
Ceridian I; 1,692,378 shares sold by Ceridian II; 66,321 shares sold by Ceridian
III; 94,735 shares sold by Ceridian IV; 20,200 shares sold by Ceridian V;
560,458 shares sold by Ceridian VI; 25,377 shares sold by THL Coinvestment;
8,139 shares sold by THL Operating; 19,128 shares sold by Great-West; and 19,112 shares sold by Putnam III.

(5) Represents shares of Common Stock of the Issuer directly held by the following entities following the transaction: 13,931,749 shares held by THL
Equity VI; 9,433,839 shares held by Parallel Fund VI; 1,647,902 shares held by
DT Fund VI;  14,102,924 shares held by Ceridian I; 6,308,250 shares held by
Ceridian II; 247,207 shares held by Ceridian III; 353,122 shares held by
Ceridian IV; 75,293 shares held by Ceridian V; 2,089,077 shares held by Ceridian
VI; 94,592 shares held by THL Coinvestment; 30,339 shares held by THL Operating;
71,299 shares held by Great-West; and 71,240 shares held by Putnam III.

(6) Messrs. Hagerty and Rao are Managing Directors of THL Partners.